Registration No. 33-00184

    As filed with the Securities and Exchange Commission on December 17, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                  E-Z-EM, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                              11-1999504
(State or other jurisdiction of incorporation                   (I.R.S. Employer
or organization)                                             Identification No.)

                               1111 Marcus Avenue
                          Lake Success, New York 11042
               (Address of Principal Executive Offices) (Zip Code)

                    E-Z-EM, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                               Anthony A. Lombardo
                                  E-Z-EM, Inc.
                               1111 Marcus Avenue
                          Lake Success, New York 11042
                                  516-333-8230
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                   Copies to:
                               Guy P. Lander, Esq.
                       Davies Ward Phillips & Vineberg LLP
                         625 Madison Avenue, 12th Floor
                            New York, New York 10022

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

                          DEREGISTRATION OF SECURITIES

      On September 10, 1985, the Company filed a registration statement on Form S-8 (File No. 33-00184) (the "Registration Statement") relating to 100,000 shares of common stock, par value $0.10 per share, issuable under its Employee Stock Purchase Plan (the "Purchase Plan"). In October 1992, the Company effected a recapitalization ("1992 Recapitalization") of its capital stock pursuant to which its outstanding shares of common stock were divided equally into shares of Class A voting common stock, par value $0.10 per share ("Class A Shares"), and Class B non-voting common stock, par value $0.10 per share ("Class B Shares"). Following the 1992 Recapitalization, all shares issued under the Purchase Plan were Class B Shares. In October 2002, the Company effected a recapitalization ("2002 Recapitalization") by which all of its outstanding Class A Shares and Class B Shares were converted on a one-for-one basis into shares of a single, newly-created class of common stock, par value $0.10 per share ("Common Stock"). Consequently, any shares to be issued under the Purchase Plan following the 2002 Recapitalization will be shares of Common Stock. This Post-Effective Amendment No. 1 to the Registration Statement hereby deregisters any and all shares of common stock of the Company that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof. On October 31, 2002, the Company filed a registration statement on Form S-8 (Registration No. 333-100878) relating to the shares of Common Stock issuable under the Purchase Plan.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lake Success, State of New York, on the 16th day of December, 2002.

                                        E-Z-EM, Inc.


                                        By: /s/ Anthony A. Lombardo
                                            ----------------------------------
                                            Anthony A. Lombardo, President and
                                            Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 16th day of December, 2002.

       Signature                 Title
       ---------                 -----


/s/ Howard S. Stern              Chairman of the Board and Director
-----------------------
Howard S. Stern


/s/ Anthony A. Lombardo          President, Chief Executive Officer
-----------------------          and Director
Anthony A. Lombardo


/s/ Dennis J. Curtin             Chief Financial Officer
-----------------------          (Principal Financial and Accounting Officer)
Dennis J. Curtin


/s/ Michael A. Davis             Director
-----------------------
Michael A. Davis


/s/ Paul S. Echenberg            Director
-----------------------
Paul S. Echenberg


/s/ James L. Katz                Director
-----------------------
James L. Katz


/s/ Donald A. Meyer              Director
-----------------------
Donald A. Meyer


/s/ David P. Meyers              Director
-----------------------
David P. Meyers


/s/ George P. Ward               Director
-----------------------
George P. Ward


/s/ Robert J. Beckman            Director
-----------------------
Robert J. Beckman


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